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                                                                      EXHIBIT 23





                         Consent of Independent Auditors


We consent to the incorporation by reference in (i) Post-Effective Amendment Number 1 dated May 27, 1986 to Registration Statement No. 2-89471 on Form S-3,
(ii) Post-Effective Amendment Number 1 dated May 31, 1984 to Registration Statement No. 2-84911 on Form S-8, (iii) Registration Statement No. 33-975 on Form S-8 dated November 7, 1985, (iv) Registration Statement No. 33-16180 on Form S-8 dated July 31, 1987, (v) Registration Statement No. 33-45673 on Form S-8 dated February 4, 1992, (vi) Registration Statement No. 33-58582 on Form S-8 dated February 22, 1993, (vii) Registration Statement No. 33-61037 on form S-8 dated July 14, 1995, (viii) Registration Statement No. 33-08123 on Form S-8 dated July 15, 1996, (ix) Registration Statement No. 333-41912 on Form S-8 dated July 21, 2000, (x) Registration Statement No. 333-65534 dated July 20, 2001 on Form S-8, (xi) Amendment No. 1 dated October 19, 2001 to Registration Statement No. 333-68526 on Form S-3 and (xii) Registration Statement No. 333-75696 on Form S-8 dated December 21, 2001 of our report dated April 1, 2003 with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report (Form 10-K) for the fiscal year ended February 28, 2003.


/s/ Ernst & Young LLP
Cleveland, Ohio
May 23, 2003